Exhibit 4.1

CONFIDENTIAL

AMENDMENT NO. 2 TO THE STOCKHOLDER PROTECTION RIGHTS AGREEMENT

Amendment No. 2, dated March 29, 2016 (this “Amendment”), to the Stockholder Protection Rights Agreement, dated June 12, 2014, and as amended on June 10, 2015 (the “Rights Agreement”), by and between Express, Inc. (the “Company”) and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”).

WHEREAS, pursuant to Section 5.4 of the Rights Agreement, the Company and the Rights Agent may, prior to the Flip-in Date, from time to time, supplement or amend the Rights Agreement in any respect without the approval of any holders of the Rights;

WHEREAS, the Flip-in Date has not occurred;

WHEREAS, the Company desires to amend the Rights Agreement as set forth herein; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement as hereinafter set forth and has duly approved this Amendment and authorized its execution and delivery.

NOW, THEREFORE, the Company and the Rights Agent hereby agree as follows:

1.	Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Rights Agreement.

2.	From and after the execution and delivery of this Amendment, the definition of the term “Expiration Time” in Section 1.1 of the Rights Agreement is amended and restated in its entirety to read as follows:

“Expiration Time” means March 29, 2016.

3.	Exhibit A to the Rights Agreement is amended by deleting the reference to “June 12, 2017” in the Form of Rights Certificate and substituting therefor “March 29, 2016”.

4.	Except as expressly set forth herein, the Rights Agreement shall not be supplemented or amended, and the Rights Agreement shall remain in full force and effect.

5.	Pursuant to Section 5.4 of the Rights Agreement, this Amendment shall be effective immediately upon execution by the Company and, following such execution, all references to the Rights Agreement shall be deemed to be references to the Rights Agreement, as amended hereby.

6.	Sections 5.11 (Successors), 5.15 (Governing Law; Exclusive Jurisdiction), 5.16 (Counterparts) and 5.17 (Severability) of the Rights Agreement are hereby incorporated by reference into this Amendment and shall apply to this Amendment, mutatis mutandis, as if fully set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

EXPRESS, INC.

By:	/s/ Lacey J. Bundy
Name:	Lacey J. Bundy
Title:	Senior Vice President, General Counsel & Secretary

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Patrick Hayes
Name:	Patrick Hayes
Title:	Vice President & Manager

[Signature Page to Amendment No.2 to Rights Agreement]